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                                                                   EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

CONTACTS:

John Suske
SoftKey International, Inc.
617/494-5816

Donald W. Anderson
MECC
612/569-1513

Joele Frank/Chuck Burgess
Abernathy MacGregor Scanlon
212/371-5999

        SOFTKEY INTERNATIONAL AND MINNESOTA EDUCATIONAL COMPUTING CORP.
                           ANNOUNCE MERGER AGREEMENT

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CAMBRIDGE, MASS (October 30, 1995) -- SoftKey International Inc. (NASDAQ: SKEY;
Toronto Stock Exchange: SSK) and Minnesota Educational Computing Corporation
(MECC) (NASDAQ: MECC) today announced they have entered into a definitive merger agreement in which SoftKey will acquire MECC, a publisher and distributor of high-quality educational software for children, in a tax-free, stock-for-stock transaction valued at a total of approximately $370 million.
The transaction, which has been unanimously approved by both Boards of Directors, will be accounted for on a purchase accounting basis and is expected to be accretive to SoftKey on an operating cash flow per share basis.

In the proposed transaction, each outstanding share of MECC common stock will be exchanged for $40.00 of SoftKey common stock as long as the volume-weighted average price for SoftKey for the 20 trading days three trading days prior to closing is between $35.00 and $45.00. The exchange ratio is fixed below $35.00 and above $45.00. Using Friday, October 27, 1995, close of market prices for MECC and SoftKey, the exchange ratio would be 1.049 shares of SoftKey for each share of MECC.

Michael Perik, SoftKey's Chief Executive Officer said, "MECC is a leading developer in the educational software market with over 190 titles such as Oregon Trail II. It will be a great asset for SoftKey. SoftKey's extensive distribution in the retail, direct mail, international and OEM markets will allow us to increase significantly MECC's share in the home education market.


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Kevin O'Leary, SoftKey's President, said, "There is no overlap in the MECC product mix with SoftKey's. This further enhances SoftKey's shelf space in retail with proprietary brand name educational titles in math, social studies, language arts and science. Also, MECC's 22 year old franchise in the creation of educational software for schools provides SoftKey with proven development talent in the educational market. We will be applying our proven strategy of brand line extension, so that we can provide great educational software at great prices for all people."

Dale E. LaFrenz, MECC's President/CEO, said, "This merger provides MECC with very significant opportunities to leverage its position in both the school and home educational software markets. MECC's outstanding products have been well received in both markets and they will benefit greatly from SoftKey's powerful distribution. The combination of SoftKey's powerful and effective retail distribution and MECC's well-established direct-to-school distribution will establish a new and improved model for the educational software industry."

Charles L. Palmer, Chairman of the Board of MECC, and President and Principal of North American Business Development Company, L.L.C., the general partner of North American Fund II, L.P., reported that North American Fund II, L.P. has agreed to vote 9.9% of the outstanding stock of MECC in favor of the merger. Both Mr. Palmer and Mr. LaFrenz will join SoftKey's Board of Directors.

The transaction is subject to certain conditions, including stockholder approvals, the effectiveness of a registration statement under federal securities laws relating to the SoftKey common stock to be issued in the merger, and the expiration of applicable waiting periods under pre-merger notification regulations.

Bear, Stearns & Co. Inc. is acting as financial advisor to SoftKey. Allen & Company Incorporated is acting as financial advisor to MECC.

Minnesota Educational Computing Corporation publishes and distributes a number of retail software titles including The Oregon Trail, Word Munchers, Number Munchers and Storybook Weaver. MECC's software content is concentrated on math and problem solving, language arts and reading, writing and creativity, social studies and history, and science and interdisciplinary products.

SoftKey International Inc. is ranked as one of the world's largest consumer software publishers by the 1995 Soft-Letter 100. SoftKey develops, publishes and markets over 300 consumer software titles targeted at the home user in the productivity, 'edutainment' and lifestyle categories in North America and distributes additional products internationally. SoftKey's products are sold in more than 19,000 stores in more than 40 countries in the retail, direct mail and OEM sales channels.

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SoftKey's products offerings include popular titles such as Calendar Creator
Plus(TM), BodyWorks(TM) 4.0, The American Heritage(R) Talking Dictionary, SPORTS ILLUSTRATED Swimsuit Calendar, Infopedia(TM), KeyCAD Complete(TM), Mosby's Medical Encyclopedia, Time Almanac and the Platinum(TM) jewel case, KeyKids(TM) and PowerPak(TM) lines.

The shares of SoftKey common stock will be offered to MECC stockholders only through a prospectus forming part of a registration statement which will be filed with the Securities and Exchange Commission.

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SoftKey International Inc. is ranked as one of the world's largest consumer software publishers by the 1995 Soft-Letter 100. SoftKey develops, publishes and markets over 300 consumer software titles targeted at the home user in the edutainment, lifestyle and productivity categories in North America and distributes additional products internationally. SoftKey's product offerings include popular titles such as Calendar Creator Plus(TM), BodyWorks(TM) 4.0, The American Heritage(R) Talking Dictionary, SPORTS ILLUSTRATED Swimsuit Calendar, Infopedia(TM), KeyCAD Complete(TM), Mosby's Medical Encyclopedia, Time Almanac and the Platinum(TM) jewel case, KeyKids(TM) and PowerPak(TM) lines.

         The participants in the planned proxy solicitation will include SoftKey and the following directors and executive officers of SoftKey:
         Michael A. Bell (Director), Robert Gagnon (Director), Kevin O'Leary (Director, President), Michael J. Perik (Chairman of the Board, Chief Executive Officer), Robert Rubinoff (Director), Scott M. Sperling (Director) and R. Scott Murray (Chief Financial Officer). SoftKey is the beneficial owner of 100 shares of the common stock of The
         Learning Company purchased on August 9, 1995 for $56.50 per share in open market transactions executed on the NASDAQ National Market
         System and of 17,500 shares of the common stock of The Learning Company purchased on October 27, 1995, for an average weighted price of $55.48 per share in an open market transaction executed on the NASDAQ National Market System. No directors or executive officers of SoftKey own any shares of The Learning Company common stock.

         Certain other representatives of SoftKey who may become participants are: John Suske (Consultant), Michael J. Urfirer (Bear Stearns, Senior Managing Director), Edward M. Rimland (Bear Stearns, Associate Director), David P. Baxt (Bear Stearns, Associate). None of such individuals own any shares of The Learning Company common stock. In the normal course of its business, Bear, Stearns, & Co. Inc. may trade the debt and equity securities of The Learning Company for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities. As of October 27, 1995, Bear, Stearns, & Co. Inc. held a net long position of 172,682 shares of The Learning Company common stock, and had discretionary authority over accounts with 17,462 shares of The Learning Company common stock (of which 886 shares were held in benefit plans for the benefit of Bear, Stearns, & Co. Inc. employees).


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